Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

Loews Kaplan Cinema Associates Partnership (50%)	New Jersey
Citywalk Big Screen Theatres (California) (50%)	California
Digital Cinema Distribution Coalition, LLC	Delaware
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)	Delaware
National Cinemedia, LLC (Delaware) (15.2%)	Delaware
AC JV, LLC (Delaware) (32%)	Delaware
Universal Cineplex Odeon Joint Venture (Florida) (50%)	Florida
Dreamscape Immersive, Inc.	Delaware
Central Services Studios, Inc.	Delaware
Midlands Water Association (NFP)	Illinois
AMC Card Processing Services, Inc.	Arizona
AMC Concessionaire Services of Florida, LLC	Florida
AMC ITD, Inc.	Kansas
AMC Interchange Ventures ULC	British Columbia
AMC License Services, Inc.	Kansas
AMC Theatres of UK Limited	England
American Multi-Cinema, Inc.	Missouri
Centertainment Development, Inc.	Delaware
Club Cinema of Mazza, Inc.	District of Columbia
Loews Citywalk Theatre Corporation	California
AMC of Maryland, LLC	Maryland
AMC Starplex, LLC	Delaware
AMC Finance, LLC	Delaware
AMC Lux Finance	Luxembourg
Carmike Cinemas, LLC	Delaware
SD Cinema Holdings, LLC	Delaware
OCM SD Cinema Holdings, LLC	Delaware
Sundance Cinemas, LLC	Delaware
Eastwynn Theatres, LLC	Alabama
Eastwynn Theatres Holding, LLC	Delaware
Carmike Concessions II, LLC	Texas
Shawnee Theatres LLC	Delaware
Carmike Giftco, Inc.	Florida
Carmike Concessions LLC	Florida
Military Services, Inc.	Delaware
George G. Kerasotes	Delaware
GKC Theatres, Inc.	Delaware
GKC Indiana Theatres, Inc.	Indiana
GKC Michigan Theatres, Inc.	Delaware
Seth Childs 12 of Kansas L.L.C.	Kansas
Diginext, LLC	Delaware
DC Solon Cinema, LLC	Delaware
SVHoldco LLC	Delaware
AMC Luxembourg Partners SCS	Luxembourg
AMC Nola Luxembourg Partners SCSp	Luxembourg
AMC Lux Holding S.A.R.L.	Luxembourg

AMC Lux Finance II S.A.R.L.	Luxembourg
Nola Finance Limited (Cayman)	Cayman
Odeon Cinemas Group Limited (fka AMC (UK) Acquisition Limited)	England
Odeon and UCI Cinemas Holding Limited	England
Odeon and UCI Cinemas Group Limited	England
Odeon & UCI Bond MidCo Limited	England
Odeon & UCI Finco plc	England
Lucius Holdings Ltd	England
Lucius Investments Ltd	England
United Cinemas International Acquisitions Ltd	England
Odeon & UCI Cinemas Digital Limited	England
Odeon Bournemouth (ABC) Limited	England
Odeon Bournemouth (Odeon) Limited	England
Odeon Weston-Super-Mare Limited	England
Cicero Holdings Ltd	England
Cicero Investments Ltd	England
Cicero Acquisitions Ltd	England
Odeon Equity Co Ltd	England
Odeon DDB Co Ltd	England
Odeon Bridge Co Ltd	England
Odeon Property Acquisition Co (Cayman) Ltd	Cayman Islands
Odeon Ltd	England
AMC (UK) Acquisition Ltd	England
Odeon Cinemas Holdings Ltd	England
Associated British Cinemas Ltd	England
Hopeart Ltd	England
Movitex Signs Ltd	England
ABC Cinemas Ltd	England
Bookit Ltd	England
Odeon Cinemas Ltd	England
Odeon Cinemas (RL) Ltd	England
Curzon Cinema (Loughbrough) Ltd	England
Odeon Finance Ltd	Cayman Islands
United Cinemas International (UK) Ltd	England
UCI Exhibition (UK) Ltd	England
Odeon & UCI Digital Operations Limited	England
UCI Developments Ltd	England
United Cinemas International (China) Ltd	England
Hollywood Express Ltd	England
Cinema International Corporation (UK) Ltd	England
CIC Film Properties	England
CIC Theatre Group	England
Empire-Ritz (Leicester Square)	England
The Plaza Theatre Company	England
Cinema International Corporation Lda	Portugal
United Cinemas International Multiplex BV	Netherlands
United Cinemas International Multiplex GmbH	Germany
Kino Gera Betriebsgesellschaft mbH	Germany
Kino Friedrichshain Betriebsgesellschaft mbH	Germany
Kino Lausitzpark Betriebsgesellschaft mbH	Germany
United Cinemas International Kinoplex GmbH	Germany

United Cinemas International Digiplex GmbH	Germany
United Cinemas International Multiplex GesmbH	Austria
United Cinemas International Digiplex GesmbH	Austria
United Cinemas International Multiplex Holding BV	Netherlands
United Cinemas International Company BV	Netherlands
Cinesa/UCI BV	Netherlands
Essential Cinemas BV	Netherlands
Multiscreen Holdings (UK) Ltd	England
Cinesa – Compania de Inciativas y Espectaculos SA	Spain
UCI Italia SPA	Italy
UCI Nord Ovest Srl	Italy
UCI Centro Srl	Italy
UCI Sud Srl	Italy
UCI Torino Srl	Italy
UCI Roma Est Srl	Italy
UCI Camp Bisenzio SpA	Italy
UCI Nord Est Srl	Italy
UCI Adriatica Srl	Italy
UCI Apenino Srl	Italy
UCI Digital Operations Srl	Italy
UCI Recupero e Sviluppo SpA	Italy
International Cinemamedia UCI	Italy
UCI Nord Srl	Italy
UCI Holdings Ireland Limited	Ireland
Multiscreen Holdings (Ireland) Ltd	Ireland
United Cinema International (Ireland) Ltd	Ireland
Digital Cinema Media Ltd	England
Odeon and Sky Filmworks Ltd	England
NCG Holding AB	Sweden
Nordic Cinema Group AB	Sweden
Nordic Cinema Group Support AB	Sweden
NCG Distribution UAB	Sweden
Finnkino Oy	Finland
Forum Cinemas AS	Estonia
Forum Cinemas SIA	Latvia
Forum Cinemas UAB	Lithuania
SIA Stockman Center	Latvia
SF Bio AB	Sweden
HB Svenska Bio	Sweden
SF Media AB	Sweden
SF Kino AS	Norway
HB Vasteras	Sweden
Bio Rex Cinemas Oy	Finland
Winberg Kino AB	Sweden
SBM Holding A/S	Denmark
Ejendomsselskabet Kattjebjerg A/S	Denmark
N Bio A/S	Denmark
Sydna Fastighetsforvaltning AB	Sweden
Dublin I O-vik AB	Sweden
Astoria Cinemas Grand AB	Sweden
Empire Bio A/S	Denmark

SF Kino Stavanger/ Sandnes AS	Norway
Bergen Kino AS	Norway
Capa Kinoreklame AS	Norway
Kinovsjon Norge AS	Norway
Bergen Internasjonale Filmfestival AS	Norway
Location Norway AS	Norway